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                                                                    EXHIBIT 3.40

                                 FIRST AMENDMENT
                     TO LIMITED LIABILITY COMPANY AGREEMENT

         THIS FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT of LIN Television of Puerto Rico, LLC (this "First Amendment"), dated as of the 19th day of May, 2000, is by LIN Television of San Juan, Inc. ("LIN-SJ").

                              W I T N E S S E T H:

         WHEREAS, the name of LIN Television of Puerto Rico, LLC was changed to Televicentro of Puerto Rico, LLC pursuant to that certain Certificate of Amendment to the Certificate of Formation of LIN Television of Puerto Rico, LLC, dated as of October 20, 1999;

         WHEREAS, LIN-SJ acquired 100% of the limited liability company membership interests of Televicentro of Puerto Rico, LLC ("Televicentro"), pursuant to that certain Assignment and Assumption Agreement, by and between LIN-SJ and LIN Television Corporation, dated of even date herewith;

         WHEREAS, LIN-SJ desires to make certain amendments to the Limited Liability Company Agreement (the "LLC Agreement");

         NOW, THEREFORE, LIN-SJ, as sole member of Televicentro, hereby states and certifies as follows:

                  1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the LLC Agreement.

                  2. AMENDMENTS. The LLC Agreement shall be amended as follows:

                           2.1.     NAME OF THE COMPANY. Paragraph 1 of the LLC
Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof and shall constitute Paragraph 1 of the LLC Agreement:

                               The name of the Company shall be Televicentro of Puerto Rico, LLC, or such other name as the Managing Member may from time to time hereafter designate.

                           2.2.     SUBSTITUTION OF LIN-SJ FOR LIN TELEVISION
CORPORATION.

                                    (a)      Paragraph 2 of the LLC Agreement
shall be amended by deleting therefrom the words and name "LIN Television Corporation ('LIN')" and inserting in lieu thereof the words and name "LIN Television of San Juan, Inc. ('LIN-SJ') "

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                                    (b)      Schedule A of the LLC Agreement
shall be amended by deleting therefrom the words and name "LIN Television Corporation" and inserting in lieu therefor the words and name "LIN Television of San Juan, Inc."

         IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Limited Liability Agreement as of the date first above written.

                                    LIN TELEVISION OF SAN JUAN, INC.

                                    By: /s/ Denise M. Parent
                                        Denise M. Parent
                                        Vice President -- Deputy General Counsel

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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made this 19th day of May 2000, by and between LIN Television Corporation, a Delaware corporation ("Assignor") and LIN Television of San Juan, Inc., a Delaware corporation ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor is the Managing Member and sole Member of Televicentro of Puerto Rico, LLC, a Delaware limited liability company ("Televicentro") and Assignor owns 100% of the membership interests in Televicentro (the "Televicentro Interests");

         WHEREAS, the Federal Communications Commission has approved the transfer of all right, title and interest in and to the Televicentro Interests from Assignor to Assignee; and

         WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to assume, all of Assignor's right, title and interest in and to the Televicentro Interests and the Limited Liability Company Agreement of Televicentro (the "Televicentro LLC Agreement");

         NOW, THEREFORE, in consideration of thee premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. CAPITAL CONTRIBUTION. Assignor owns all of the issued and outstanding shares of capital stock of Assignee and in consideration thereof desires to make a capital contribution to Assignee consisting of all of its rights, title, and interest in, to, and with respect to the Televicentro Interests and the Televicentro LLC Agreement.

                  2. ASSIGNMENT AND ASSUMPTION. Effective as of the date hereof, Assignor hereby assigns, transfers, and conveys unto Assignee all of Assignor's rights, title, interest and obligations in, to, and with respect to the Televicentro Interests and the Televicentro LLC Agreement, and Assignee hereby accepts and assumes all such rights, title, interest, and obligations in, to and with respect to the Televicentro Interests and the Televicentro LLC Agreement.

                  3.       REPRESENTATIONS.

                           3.1.     Assignor hereby represents and warrants to
Assignee that: (a) it has good title to the Televicentro Interests, free and clear of any and all liens and encumbrances, and that there are no restrictions preventing the transfer of the Televicentro Interests to Assignee pursuant to this Agreement, (b) it is the Managing Member and sole Member of Televicentro and no other consent is required pursuant to the Televicentro LLC Agreement with respect to the transaction contemplated hereby, and (c) this Agreement is a valid and binding obligation of the Assignor, enforceable against Assignor in accordance with its terms.

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                           3.2.     Assignee represents that this Agreement is a
valid and binding obligation of the Assignee, enforceable against Assignee in accordance with its terms.

                  4.       MISCELLANEOUS.

                           4.1.     This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                           4.2.     All covenants and agreements herein shall be
binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, successors and assigns.

                           4.3.     This agreement shall be construed in
accordance with, and governed by the State of Delaware, excluding conflict of law provisions thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIN TELEVISION CORPORATION                  LIN TELEVISION OF SAN JUAN, INC.

By: /s/ Denise M. Parent                    By: /s/ Denise M. Parent
    Denise M. Parent                            Denise M. Parent
    Vice President -- Deputy General            Vice President -- Deputy General
    Counsel                                     Counsel


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